UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 22, 2009

WESTERN PLAINS ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Kansas	0-50714	48-1247506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3022 County Road 18, Oakley, KS 67748

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (785) 672-8810

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2009, Western Plains Energy, L.L.C. (the “Company”) executed a new employment contract with its Chief Executive Officer and General Manager, Steven R. McNinch (“Employment Agreement”).  The Employment Agreement provides for payment of annual salary to Mr. McNinch in the amount of $164,500 and certain other benefits and entitles him to incentive compensation in the form of quarterly cash payments equal to 0.33 of the Company’s net earnings (but not to exceed 110% of base salary annually) if certain Company performance standards are achieved each fiscal quarter.  If the Employment Agreement is terminated without “cause” as defined therein, Mr. McNinch is entitled to severance pay equal to two years’ salary.  The Employment Agreement continues until January 25, 2012, unless sooner terminated in accordance with its terms.  A copy of the Employment Agreement is attached to this report as Exhibit 10.1.

Item 8.01 Other Events.

On June 22, 2009, the Board of Managers of the Company declared a cash distribution of $75 per outstanding membership unit to each member, for a total of $2,131,500.  The distribution is payable on July 13, 2009 to members of record on July 1, 2009,  subject to the approval of the Company’s lender, AgCountry Farm Credit Services.  AgCountry’s approval of the distribution is required under its loan agreement with the Company since the distribution amount will exceed the Company’s net income for the second quarter of 2009.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are furnished with this report:

10.1                         Employment Agreement between the Company and Steven R. McNinch, General Manager and Chief Executive Officer, effective January 25, 2009.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the availability of equipment and qualified personnel, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN PLAINS ENERGY, L.L.C.

Date: June 26, 2009	By:	/s/ Steven R. McNinch
	Name:	Steven R. McNinch
	Title:	Chief Executive Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

10.1	Employment Agreement between the Company and Steven R. McNinch, General Manager and Chief Executive Officer, effective January 25, 2009.